UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2025

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

As previously reported in the Current Report on Form 8-K filed on February 6, 2025 by La Rosa Holdings Corp., a Nevada corporation (the “Company”), on February 4, 2025, the Company and an institutional investor (the “Investor”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company issued to the Investor: (i) a Senior Secured Convertible Note in the original principal amount of $5,500,000 (the “Initial Note”); and (ii) sixteen (16) warrants (“Incremental Warrants”), each to purchase additional Notes in an original principal amount up to $2,500,000 at an exercise price of $2,256,250, in substantially the same form as the Initial Note.

On June 18, 2025, with the prior approval by the Company’s Board of Directors (the “Board”), the Company and the Investor entered into, and closed the transactions contemplated by, that certain Amendment and Exchange Agreement (the “Exchange Agreement”) pursuant to which (among other things) the Investor surrendered and exchanged all of its Incremental Warrants in exchange for (the “Exchange”) 6,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”). On the same date, the Company filed a Certificate of Designation of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The Initial Note remains outstanding post-Exchange.

Pursuant to the terms of the Exchange Agreement, conversion of the Series B Preferred Stock into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) in excess of 19.99% of the Company’s outstanding shares of Common Stock is conditional upon obtaining the approval of the Company’s shareholders in accordance with the rules and regulations of the Nasdaq Capital Market (“Shareholder Approval”). The Company agreed to convene a meeting of stockholders to obtain Shareholder Approval within 120 days after the date of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

No Dividends; Voting Rights

The Series B Preferred Stock bears no dividends.

Holders of shares of Series B Preferred Stock are entitled to vote with the holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the shareholders of the Company for their action or consideration (whether at a meeting or shareholders of the Company, by written action of shareholders in lieu of a meeting or otherwise). In any such vote, each share of Series B Preferred Stock will be entitled to a number of votes equal to the lesser of (a) the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent and (b) 4.99% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such a conversion (the “Maximum Percentage”).

Conversion Rights

Subject to the Maximum Percentage, holders of outstanding shares of Series B Preferred Stock are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as hereinafter defined) thereof into shares of Common Stock at the Conversion Rate (as hereinafter defined). For such purpose: (i) “Conversion Amount” means the stated value thereof and any other unpaid amounts owed to such holder(s) under the Exchange Documents (as defined in the Exchange Agreement); (ii) “Conversion Rate” means the amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price; and (iii) “Conversion Price”, as of any date of determination and subject to adjustment as provided therein (if any), at the option of the converting holder(s), either: (A) $0.25 per share (subject to adjustment), or (B) the “Alternate Conversion Price”. As used herein, “Alternate Conversion Price” means the greater of (x) the “Floor Price” of $0.082 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) 95% of the lowest VWAP (as defined in the Certificate of Designation) of the Common Stock during the seven (7) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice. In the event the holder elects to convert the Series B Preferred Stock at the Alternate Conversion Price, the Conversion Amount shall be multiplied by (i) if in connection with a Change of Control (as defined in the Certificate of Designation, 105% or (ii) otherwise, 125%,

A holder of Series B Preferred Stock shall not have the right to convert any portion of their shares thereof to the extent that, after giving effect to such conversion, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage. Such Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder upon 61 days’ prior written notice to the Company.

Subject to certain exceptions outlined in the Certificate of Designation, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Series B Preferred Stock then in effect, the Conversion Price of the Series B Preferred Stock will be reduced to equal the effective price per share in such dilutive issuance.

Company Optional Redemption Rights

Under the Certificate of Designation, the Company has the right to redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock at a price equal to the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest Closing Sale Price (as defined therein) of the Common Stock on any trading day during the period commencing on the date immediately preceding the date of the Company’s notice to the holder(s) of Series B Preferred Stock of such redemption and ending on the trading day immediately prior to the date the Company makes the entire redemption payment required to be made under the Certificate of Designation.

Voting Agreement

Pursuant to the Exchange Agreement, Joseph La Rosa, the Chief Executive Officer and Chairman of the Board, executed a voting agreement with the Company (the “Voting Agreement”), pursuant to which Mr. La Rosa has agreed to vote in favor of the Shareholder Approval.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein reference.

The Company issued the Series B Preferred Stock to the Investor pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 3(a)(9) promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 and 5.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2025, in connection with the Exchange Agreement, the Board approved, and the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada, designating 6,000 shares of preferred stock of the Company as Series B Preferred Stock. The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock of the Company
10.1*^	Form of Amendment and Exchange Agreement between the Company and the Investor, dated June 18, 2025.
10.2*	Form of Voting Agreement between the Company and Joseph La Rosa, dated June 18, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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